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                                                                     Exhibit 4.3


                             CERTIFICATE OF TRUST
                                      OF
                           WINTRUST CAPITAL TRUST I


     THIS CERTIFICATE OF TRUST OF WINTRUST CAPITAL TRUST I (the "Trust"), dated August 14, 1998, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, Edward J. Wehmer, David A. Dykstra, and Randolph
M. Hibben, each an individual, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

1.   NAME. The name of the business trust formed hereby is Wintrust Capital
     Trust I.

2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
     Corporate Trust Administration.

3. EFFECTIVE DATE. This Certificate of Trust shall be effective on August 14, 1998.

     IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                     WILMINGTON TRUST COMPANY, as trustee

                                     By:/s/ Donald F. Carey, Jr.
                                        ----------------------------
                                     Name:   Donald F. Carey, Jr.
                                     Title:  Vice President


                                        /s/ Edward J. Wehmer
                                        ----------------------------
                                        Edward J. Wehmer, as Trustee


                                        /s/ David A. Dykstra
                                        ----------------------------
                                        David A. Dykstra, as Trustee


                                        /s/ Randolph M. Hibben
                                        ----------------------------
                                        Randolph M. Hibben, as Trustee